                                                                    EXHIBIT 10.8

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                            EVOLVING SYSTEMS, INC.

                          LOAN AND SECURITY AGREEMENT

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

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.   DEFINITIONS AND CONSTRUCTION ....................................     1
     1.1    Definitions ..............................................     1
     1.2    Accounting Terms .........................................     7

2.   LOAN AND TERMS OF PAYMENT .......................................     7
     2.1    Advances .................................................     7
     2.2    Overadvances .............................................     9
     2.3    Interest Rates, Payments, and Calculations................     9
     2.4    Crediting Payments........................................    10
     2.5    Fees .....................................................    10
     2.6    Additional Costs .........................................    10
     2.7    Term .....................................................    11

3.   CONDITIONS OF LOANS .............................................    11
     3.1    Conditions Precedent to Initial Advance ..................    11
     3.2    Conditions Precedent to all Advances .....................    11

4.   CREATION OF SECURITY INTEREST....................................    12
     4.1    Grant of Security Interest................................    12
     4.2    Delivery of Additional Documentation Required ............    12
     4.3    Right to Inspect..........................................    12

5.   REPRESENTATIONS AND WARRANTIES...................................    12
     5.1    Due Organization and Qualification........................    12
     5.2    Due Authorization; No Conflict ...........................    12
     5.3    No Prior Encumbrances.....................................    12
     5.4    Bona Fide Eligible Accounts...............................    12
     5.5    Merchantable Inventory....................................    13
     5.6    Name; Location of Chief Executive Office..................    13
     5.7    Litigation................................................    13
     5.8    No Material Adverse Change in Financial Statements........    13
     5.9    Solvency..................................................    13
     5.10   Regulatory Compliance.....................................    13
     5.11   Environmental Condition...................................    13
     5.12   Taxes.....................................................    14
     5.13   Subsidiaries..............................................    14
     5.14   Government Consents ......................................    14
     5.15   Full Disclosure...........................................    14

6.   AFFIRMATIVE COVENANTS ...........................................    14
     6.1    Good Standing ............................................    14
     6.2    Government Compliance ....................................    14
     6.3    Financial Statements, Reports, Certificates ..............    14
     6.4    Inventory; Returns .......................................    15
     6.5    Taxes ....................................................    15
     6.7    Principal Depository .....................................    15
     6.8    Quick Ratio ..............................................    16
     6.9    Debt-Net Worth Ratio .....................................    16

                                       i
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
     6.10   Tangible Net Worth........................................    16
     6.11   Profitability.............................................    16
     6.12   Debt Service Coverage.....................................    16
     6.13   Registration of Intellectual Property Rights .............    16
     6.14   Further Assurances........................................    16

7.   NEGATIVE COVENANTS...............................................    16
     7.1    Dispositions..............................................    17
     7.2    Change in Business........................................    17
     7.3    Mergers or Acquisitions...................................    17
     7.4    Indebtedness..............................................    17
     7.5    Encumbrances..............................................    17
     7.6    Distributions.............................................    17
     7.7    Investments...............................................    17
     7.8    Transactions with Affiliates..............................    17
     7.9    Subordinated Debt.........................................    17
     7.10   Inventory ................................................    17
     7.11   Compliance................................................    18

8.   EVENTS OF DEFAULT................................................    18
     8.1    Payment Default...........................................    18
     8.2    Covenant Default..........................................    18
     8.3    Material Adverse Change...................................    18
     8.4    Attachment................................................    18
     8.5    Insolvency................................................    19
     8.6    Other Agreements..........................................    19
     8.7    Subordinated Debt.........................................    19
     8.8    Judgments.................................................    19
     8.9    Misrepresentations........................................    19

9.   BANK'S RIGHTS AND REMEDIES ......................................    19
     9.1    Rights and Remedies.......................................    19
     9.2    Power of Attorney.........................................    20
     9.3    Accounts Collection.......................................    20
     9.4    Bank Expenses.............................................    21
     9.5    Bank's Liability for Collateral...........................    21
     9.6    Remedies Cumulative.......................................    21
     9.7    Demand; Protest...........................................    21

10.  NOTICES..........................................................    21
11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER ......................    22
12.  GENERAL PROVISIONS ..............................................    22
     12.1   Successors and Assigns....................................    22
     12.2   Indemnification...........................................    22
     12.3   Time of Essence...........................................    22
     12.4   Severability of Provisions................................    22
     12.5   Amendments in Writing, Integration........................    22
     12.6   Counterparts..............................................    23
     12.7   Survival..................................................    23
     12.8   Confidentiality...........................................    23
     12.9   Mandatory Prepayment......................................    23

     This LOAN AND SECURITY AGREEMENT is entered into as of September 18,1996, by and between SILICON VALLEY BANK ("Bank") and EVOLVING SYSTEMS, INC. ("Borrower").

                                    RECITALS
                                    --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions  As used in this Agreement, the following terms shall
               -----------
have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means cash advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached
                                                            ---------
hereto.

               "Committed Line" means Seven Million Dollars ($7,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable Upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt and interest accrued thereon.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that
                                                                 --------
standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon sixty (60) days' notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank, provided that the concentration limit shall be forty percent (40%) for each of AT&T, Lucent, Lockheed Martin, GTE, Sprint and Bell-South.

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank reasonably believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines after reasonable inquiry and reasonable consultation with Borrower to be doubtful.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended,.or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower in connection with this Agreement, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Maturity Date" means the fourth anniversary of the date of this Agreement.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business;

               (e) Other Indebtedness of Borrower, not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time;

               (f) Contingent obligations of Borrower consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Borrower in respect of transactions entered into in the ordinary course of business;

               (g) Indebtedness with respect to capital lease obligations and Indebtedness secured by Permitted Liens; and

               (h) Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (a) through (g) above, provided, that the principal amount thereof
                                    --------
is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank

               (c) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

               (f) Investments consisting of (i) compensation of employees, officers and directors of Borrower so long as the Board or executive officers of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower not to exceed in the aggregate One Hundred Thousand Dollars ($100,000), (iv) other loans to officers and employees approved by the Board of Directors;

               (g) Other Investments aggregating not in excess of Fifty Thousand Dollars ($50,000) at any time.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens securing capital lease obligations on assets subject to such capital leases;

               (e) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

               (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (g) Liens not prior to the Lien of Bank arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

               (h) Liens, not otherwise permitted, which Liens do not in the aggregate exceed Fifty Thousand Dollars ($50,000) at any time;

               (i) Liens securing Permitted Indebtedness; and

               (j) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c) and (i) above, provided that any extension, renewal or
                                ---------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Controller of Borrower or such other person or persons expressly authorized by Borrower if designated in the Corporate Resolutions to Borrower executed herewith.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

               "Revolving Maturity Date" means the day before the first anniversary of the Closing Date.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2  Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

          2.1  Advances. Subject to and upon the terms and conditions of this
               ---------
Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or the Borrowing Base minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer, or without instructions if in

Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

     The Revolving Facility shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 shall be immediately due and payable.

               2.1.1   Letters of Credit.
                       ------------------

                       (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed One Million Dollars ($1,000,000). Each such letter of credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

                       (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

               2.1.2   Letter of Credit Reimbursement; Reserve.
                       ---------------------------------------

                       (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                       (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

               2.1.3   Equipment Advances.
                       -------------------

                       (a) At any time from the date hereof through September 18,1997 (the "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000). The Equipment Advances shall be in addition to funds available under the Committed Line. The initial Equipment Advance shall be One Million Dollars ($1,000,000) and shall be used to repay in full certain indebtedness owing to Merrill Lynch and to refinance existing Equipment. Such initial Equipment Advance shall be repaid in thirty-six equal monthly installments of principal, plus accrued interest, beginning October 17,1996. The entire principal balance of such initial Equipment Advance shall be due and payable on the third anniversary of the Closing Date. Subsequent Equipment Advances shall be used to purchase Equipment approved from time to time by Bank and shall not exceed one hundred percent (100%) of the cost of such Equipment, excluding installation expense, freight discounts, warranty charges and taxes.

                       (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the seventeenth day of each month for each month through the Equipment Availability Date. The Equipment Advance or Equipment Advances that are outstanding on the Equipment Availability Date will be payable monthly on the seventeenth day of each month in thirty-six (36) equal installments of principal, plus accrued interest, beginning on October 17,1997, and continuing through the Maturity Date, when the entire principal amount and all unpaid interest shall be due and payable.

                       (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a
                                      ---------
Responsible Officer and include a copy of the invoice for the Equipment to be financed.

          2.2  Overadvances. If, at any time or for any reason, the amount of
               --------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 and Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.
               -------------------------------------------

               (a)  Interest Rate. Except as set forth in Section 2.3(b), any
                    -------------
Advances shall bear interest, on the average Daily Balance, at a rate equal to three-quarters of one percent (0.75%) above the Prime Rate, provided the rate shall be one-quarter of one percent (0.25%) above the Prime Rate upon Bank's receipt of evidence that Borrower has been profitable for two (2) quarters, beginning the quarter ending September 30, 1996. Except as set forth in Section 2.3(b), any Equipment Advances shall bear interest, on the average Daily Balance, at a rate equal to one and one-quarter percent (1.25%) points above the Prime Rate, provided the rate shall be three-quarters of one percent (0.75%) above the Prime Rate upon Bank's receipt of evidence that Borrower has been profitable for two (2) quarters, beginning the quarter ending September 30, 1996.

               (b)  Default Rate. All Obligations shall bear interest, after the
                    ------------
occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Payments.  Interest hereunder shall be due and payable on
                    --------
the seventeenth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Computation. In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Bank the following:
               ----

               (a)  Facility Fee.  A Facility Fee equal to Forty Thousand
                    ------------
Dollars ($40,000), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable;

               (b)  Financial Examination and Appraisal Fees.  Bank's customary
                    ----------------------------------------
fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts provided that fees and expenses for each audit shall not exceed Two Thousand Dollars ($2,000), and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents, provided that Borrower shall not be responsible for more than Four Thousand Dollars ($4,000) of fees under this subsection (b) in any twelve (12) month period;

               (c)  Bank Expenses. Upon the date hereof, all Bank Expenses
                    -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses up to Four Thousand Dollars ($4,000), and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6  Additional Costs.  In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower shall have the option to pay off all amounts due under this Agreement or to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.6, Borrower shall not be obligated to indemnify or reimburse Bank for any reduction in Bank's rate of return on its capital as a consequence of Bank's obligations hereunder which arose or was incurred during or is otherwise attributable to any period of time more than 180 days prior to the date on which Bank delivered its written statement for indemnification or reimbursement for such reduction.

          2.7  Term.  This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance. The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in for substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  a collateral assignment and patent mortgage;

               (d)  financing statement (Form UCC-1);

               (e)  subordination agreements from certain Persons;

               (f)  insurance certificate;

               (g)  payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

               (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances.  The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. Except as otherwise disclosed to Bank in writing, the making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b), provided that nothing in the foregoing shall be construed to release the Borrower from any obligation to immediately notify Bank of any disclosures at any time.

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.  Borrower grants and pledges to Bank
               --------------------------
a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2  Delivery of Additional Documentation Required.  Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified and where failure to qualify would have a Material Adverse Effect.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default is reasonably likely to have a Material Adverse Effect.

          5.3  No Prior Encumbrances.  Other than as disclosed on the Schedule,
               ---------------------
Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
               ---------------------------
existing obligations. The property or services giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor or as otherwise instructed by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5  Merchantable Inventory.   All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

          5.6  Name; Location of Chief Executive Office.  Except as disclosed in
               ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7  Litigation. Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision is reasonably likely to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8  No Material Adverse Change in Financial Statements. All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9  Solvency.  Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          5.10 Regulatory Compliance.  Borrower and each Subsidiary has met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 Environmental Condition.  None of Borrower's or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12 Taxes. Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.13 Subsidiaries.  Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14 Government Consents.  Borrower and each Subsidiary has obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.15 Full Disclosure. No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1  Good Standing.  Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which is reasonably likely to have a Material Adverse Effect.

          6.2  Government Compliance.  Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3  Financial Statements; Reports Certificates. Borrower shall
               ------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within ten (10) days upon becoming available, copies of all material financial statements, financial reports and financial notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt (excluding packages for Board of Directors meetings) and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions filed or threatened in writing against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of
                          -------
accounts receivable and accounts payable.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
   --------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4  Inventory; Returns. Borrower shall keep all Inventory in good and
               ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6  Insurance.
               ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and other property hazards and risks for which insurance is customarily obtained in Borrower's industry, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7  Principal Depository. Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          6.8  Quick Ratio.  Borrower shall maintain, as of the last day of each
               -----------
calendar month, a ratio of Quick Assets (excluding unbilled accounts receivable) to Current Liabilities of at least 0.95 to 1.0.

          6.9  Debt-Net Worth Ratio. Borrower shall maintain, as of the last day
               --------------------
of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.5 to 1.0.

          6.10 Tangible Net Worth. Borrower shall maintain, as of the last day
               ------------------
of each calendar month, a Tangible Net Worth of not less than Eleven Million Dollars ($11,000,000) plus seventy five percent (75%) of the net proceeds received by Borrower after the Closing Date from the sale of its equity securities.

          6.11 Profitability. Borrower shall be Profitable for each fiscal
               -------------
quarter, except Borrower may suffer a loss not to exceed Five Hundred Thousand Dollars ($500,000) in each of two (2) fiscal quarters in any fiscal year.

          6.12 Debt Service Coverage. Borrower shall maintain a Debt Service
               ---------------------
Coverage of at least 1.25 to 1.00 for the fiscal quarter ending on September 30, 1996, and at least 1.35 to 1.00 for the fiscal quarter ending December 31, 1996. Borrower shall maintain, as of the last day of each fiscal quarter thereafter, a Debt Service Coverage of at least 1.50 to 1.00. "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income plus (ii) depreciation, amortization
                                          ----
of intangible assets and other non-cash charges to income and forgiveness of interest on any Subordinated Debt to (b) an amount equal to the sum of all scheduled repayments for next 12 months (or month, as applicable) and mandatory prepayments of principal on account of long-term debt.

          6.13 Registration of Intellectual Property Rights. Borrower shall
               --------------------------------------------
register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within ninety
(90) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product projected to generate ten percent (10%) or more of Borrower's revenue within forty-five (45) days after shipment of such product, including material revisions or additions to the intellectual property listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such intellectual property rights. Bank acknowledges that Borrower currently does not own any registered copyrights or patents and that Borrower is not obligated to obtain registered copyrights or patents for any presently existing intellectual property rights except as provided in this Section 6.13.

          6.14 Further Assurances.  At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1  Dispositions.  Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries within certain geographic regions; (iv) Transfers of worn-out or obsolete Equipment; (v) assignments or subleases of real property; (vi) assignments of intellectual property rights in connection with works for hire and other contractual engagements in which the customer acquires the rights to intellectual property produced by Borrower; or (vii) other Transfers not in excess of One Hundred Thousand Dollars ($100,000) per fiscal year in the aggregate during the term of this Agreement.

          7.2  Change in Business. Other than as described on the Schedule,
               ------------------
engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3  Mergers or Acquisitions.  Other than as described on the
               -----------------------
Schedule, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4  Indebtedness. Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock; provided, that Borrower may redeem or repurchase its securities in an
       --------
amount in any fiscal year not exceeding Two Hundred Thousand Dollars ($200,000) in connection with any agreement between Borrower and any officer, director or employee of Borrower wherein Borrower is obligated or entitled to repurchase from such officer, director or employee shares of equity securities of Borrower upon such person's termination of employment or services or other event.

          7.7  Investments. Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8  Transactions with Affiliates.  Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9  Subordinated Debt.  Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory.  Store the Inventory with a bailee, warehouseman, or
               ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11 Compliance. Become an "investment company" controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1  Payment Default.  If Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2  Covenant Default.  If Borrower fails to perform any obligation
               ----------------
under Sections 6.3, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such obligation, term or other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten business (10) days after Borrower receives notice thereof or a Responsible Officer becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) business day period or cannot after diligent attempts by Borrower be cured within such ten business
(10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default "provided that no Advances will be required to be made during such cure period);

          8.3  Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4  Attachment. If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an

Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6  Other Agreements.  If there is a default in any agreement to
               ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that is reasonably likely to have a Material Adverse Effect; provided that a default under any agreement for any Indebtedness that has been cured or waived by the holder of such Indebtedness within thirty (30) days of the occurrence thereof shall not be an Event of Default hereunder;

          8.7  Subordinated Debt.  If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Seventy Five Thousand Dollars ($75,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9  Misrepresentations.  If, as of the date or period of time for
               ------------------
which such representation or warranty is made, any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1  Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without demand and with prompt subsequent notice do any one or more of the following, all of
                ----------
which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the

Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank (provided Bank will give Borrower prompt notice that it has set off after taking such action);

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral, and Bank shall have a right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (h)  Bank may credit bid and purchase at any public sale; and

               (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Power of Attorney.  Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3  Accounts Collection.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account; Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4   Bank Expenses.  If Borrower fails to pay any amounts or furnish
                -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5  Bank's Liabilitv for Collateral.  So long as Bank complies with
               -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Notwithstanding the foregoing, Bank shall be responsible for its own gross negligence or willful misconduct.

          9.6  Remedies Cumulative.  Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7  Demand; Protest. Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:          Evolving Systems, Inc.
                         8000 E. Maplewood Ave.
                         Englewood, CO 80111
                         Attn: Douglas Kelsall
                         FAX: (303) 689-1399

If to Bank:              Silicon Valley Bank
                         1731 Embarcadero Road, Suite 220
                         Palo Alto, CA 94303
                         Attn: Greg Becker
                         FAX: (415) 812-0640

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLATM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLATMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1 Successors and Assigns.  This Agreement shall bind and inure to
               ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that, other than to the surviving entity in the
         -----------------
reincorporation described on the Schedule, neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 Indemnification.  Borrower shall defend, indemnify and hold
               ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 Time of Essence.  Time is of the essence for the performance of
               ---------------
all obligations set forth in this Agreement.

          12.4 Severability of Provisions.  Each provision of this Agreement
               --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 Amendments in Writing, Integration.  This Agreement cannot be
               ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 Survival.  All covenants, representations and warranties made in
               --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 Confidentiality.  In handling any confidential information Bank
               ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement (which degree of care shall in no event be less than reasonable care for the type of information in question) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may determine in connection with the enforcement of any remedies hereunder; provided with respect to clause (v) that Bank shall act in all cases in good faith and in a commercially reasonable manner. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or
(b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          12.9 Mandatory Prepayment.  All Obligations owing to Bank shall
               --------------------
immediately be due and payable upon the occurrence of any one or more of the following: (i) the closing of an initial public offering of Borrower's common stock, or (ii) a merger in which Borrower's shareholders holding voting rights immediately prior to the merger do not hold greater than fifty percent (50%) of the voting rights after the merger, or (iii) sale of all or substantially all of Borrower's assets.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              EVOLVING SYSTEMS, INC.

                              By: ___________________________________

                              Title: ________________________________


                              SILICON VALLEY BANK

                              By: ___________________________________

                              Title: ________________________________

                                   EXHIBIT A
                                   ---------

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

       (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
          DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M. PACIFIC TIME


TO: CENTRAL CLIENT SERVICE DIVISION                    DATE: __________________

FAX#: (408) 496-2426                                   TIME: __________________


FROM: Evolving Systems, Inc.
      ------------------------------------------------------------------
                    CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________
                    AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________

PHONE NUMBER:___________________________________________________________

FROM ACCOUNT #____________________        TO ACCOUNT #______________________

REQUESTED TRANSACTION TYPE                             REQUEST DOLLAR AMOUNT
----------------------------------------------------------------------------

PRINCIPAL INCREASE (ADVANCE)                 $_________________________________
PRINCIPAL PAYMENT (ONLY)                     $_________________________________
INTEREST PAYMENT (ONLY)                      $_________________________________
PRINCIPAL AND INTEREST (PAYMENT)             $_________________________________

OTHER INSTRUCTIONS:_____________________________________________________
________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


__________________________________________      ________________________________
            Authorized Requester                            Phone #

__________________________________________      ________________________________
            Received By (Bank)                              Phone #



                        _______________________________
                          Authorized Signature (Bank)

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower: Evolving Systems, Inc.                    Lender:  Silicon Valley Bank


Commitment Account; $7,000,000

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE

     1.   Accounts Receivable Book Value as of ______            $______________
     2.   Additions (please explain on reverse)                  $______________
     3.   TOTAL ACCOUNTS RECEIVABLE                              $______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

     4.  Amounts over 90 days due             $________________
     5.  Balance of 50% over 90 day accounts  $________________
     6.  Concentration Limits                 $________________
     7.  Foreign Accounts                     $________________
     8.  Governmental Accounts                $________________
     9.  Contra Accounts                      $________________
     10.  Promotion or Demo Accounts          $________________
     11.  Intercompany/Employee Accounts      $________________
     12.  Other (please explain on reverse)   $________________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $______________
     14.  Eligible Accounts (#3 minus #13)                       $______________
     15.  LOAN VALUE OF ACCOUNTS (80% of #14)                    $______________

BALANCES

     16.  Maximum Loan Amount                                    $______________
     17.  Total Funds Available [Lesser of #16 or #15]           $______________
     18.  Present balance owing on Line of Credit                $______________
     19.  RESERVE POSITION (#17 minus #18 and #19)               $______________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                         BANK USE ONLY
                                                  -------------

                                                  Rec'd By:_________
____________________________________
                                                            Auth. Signer
                                                  Date:_____________
By: ________________________________
           Authorized Signer
                                                  Verified__________
                                                            Auth. Signer
                                                  Date:_____________

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:          SILICON VALLEY BANK

FROM:        EVOLVING SYSTEMS, INC.

      The undersigned authorized officer of Evolving Systems, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the"Agreement"), (i) Borrower is
in complete compliance for the period ending   _________ with all required

covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.

REPORTING COVENANT                REQUIRED                            COMPLIES
--------------------------------------------------------------------------------
Monthly financial statements       Monthly within30 days              Yes  No
Annual (CPA Audited)               FYE within 90 days                 Yes  No
A/R & A/P Agings                   Monthly within 20 days             Yes  No
A/R Audit                          Initial and Semi-Annual            Yes  No

FINANCIAL COVENANT                REQUIRED                  ACTUAL    COMPLIES
--------------------------------------------------------------------------------
Maintain on a Monthly Basis:
Minimum Quick Ratio'               0.95:1.0           _____:1.0       Yes  No
Minimum Tangible Net Worth         $11,000,000         $______        Yes  No
Maximum Debt/Tangible Net Worth    1.5:1.0             _____:1.0      Yes  No
Debt Service Coverage              1.5:1.0            _____:1.0       Yes  No

Profitability:  Quarterly          $1                 $____           Yes  No

/1/ Excludes unbilled A/R.
/2/ Plus 75% of equity.
/3/ 1.25 :1.0 for 9/30/96; 1.35:1.0 for 12/31/96.
/4/ Two quarterly losses of up to $500,000 per quarter permitted.

COMMENTS REGARDING EXCEPTIONS: See Attached.                BANK USE ONLY
                                                  Received by:__________________
Sincerely,                                                     Authorized Signer
                                                  Date:_________________________
____________________________________________
SIGNATURE                                         Verified:_____________________

____________________________________________
Authorized Signer

____________________________________________
TITLE                                             Date:________________________
____________________________________________
DATE                                              Compliance Status:    Yes  No

                            SCHEDULE OF EXCEPTIONS
                            ----------------------

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------
                       DATED SEPTEMBER 13, 1996 BETWEEN
                       --------------------------------
                SILICON VALLEY BANK AND EVOLVING SYSTEMS. INC.
                ----------------------------------------------

                             Existing Indebtedness

Disclosed pursuant to subpart (b) of the definition of "Permitted Indebtedness" contained in Section 1.1 of the Loan Agreement.

A.   Credit and Loan Agreements

1. Merrill Lynch Business Financial Services Inc. Term WCMA Loan and Security Agreement No. 9404340302, dated as of March 28, 1995. Outstanding principal balance
     $711,666 as of July 31, 1996. This loan will be paid off with the proceeds of the Silicon equipment loan.

2. Merrill Lynch Business Financial Services, Inc. WCMA Note, Loan and Security Agreement No. 431-07K36, dated October 26, 1992. Outstanding principal balance $1,649,370 as of July 31, 1996. This loan will be paid off at closing of the Silicon line. Borrower may borrow up to the lesser of the borrowing base or $8,000,000 under this facility.

     The following letters of credit have been issued under the Merril1 Lynch credit facilities:

     1. Irrevocable Standby Letter of Credit No. C7269677 dated March 1, 1995 issued by Bank of America Illinois in the amount of $246,323.00 for the benefit of One Southgate Corporation at the request of Evolving Systems, Inc. as applicant.

     2. Irrevocable Standby Letter of Credit No. C7262868 dated November 18, 1994 issued by Bank of America Illinois in the amount of $500,000.00 for the benefit of Meridian Associates West at the request of Evolving Systems, Inc. as applicant.

     These letters of credit will be replaced by letters of credit issued under the Silicon line.

3. Norwest Bank Colorado, National Association Loan Agreement, dated May 20, 1994. Outstanding principal balance $102,635 as of July 31, 1996.

4. Advance of tenant finish costs pursuant to the terms of the Sublease Agreement dated March 29, 1996 between Evolving Systems, Inc., as landlord, and IntelCom Group (U.S.A.), Inc., as subtenant for certain premises in the building located at 9777 Pyramid Court, Englewood, Colorado. The original amount advanced by ICG to pay for part of the costs of completing the tenant finish for the subleased premises was $850,000 (the "TF Deposit"). Over the term of the Sublease, the TF Deposit accrues interest at the rate of

     8% per annum. At the conclusion of the term of the Sublease Agreement, which is scheduled for December 31, 1997, ESI is obligated to repay to ICG the TF Deposit, plus accrued interest, less (i) ICG's amortized share of the tenant finish costs for the Subleased Premises (based on a 72-month expected life for such tenant finish) and (ii) ICG's share of the operating expenses for the Subleased Premises over the term of the Sublease Agreement. Evolving Systems and ICG are in the process of negotiating an amendment to the Sublease Agreement, to reflect the parties' agreement regarding the repayment of the $850,000 as described above.

5. Senior Subordinated Notes in the aggregate principal amount of $6,500,000, dated May 31, 1996, payable to Morgan Stanley Venture Investors, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Capital II, L.P., Information Associates, L.P., and Information Associates, C.V.

6. Owner Subordinated Notes in the aggregate outstanding principal amount of $5,183,625, payable to Tim Drummond, John Elmgren, Harry Fair, Wes Folsom, George Hallenbeck, David J. Molny, and Wayne Pulick.

7. Premium Finance Agreement with AICCO Inc. to finance premium payments for Borrower's property and liability insurance. The outstanding principal balance of the loan is $115,822.53 payable in nine monthly installments of $13,203.27

8. Premium Finance Agreement with AICCO Inc. to finance premium payments for Borrower's directors and officers liability insurance. The outstanding principal balance of the loan is $46,691.20 payable in nine monthly installments of $5,358.34 (including interest at an annual percentage rate of 7.82%).

B.   Capital Equipment Lease Agreements:

1. AT&T Credit Corporation Master Equipment Lease Agreement No. J017742, dated December 16, 1994. This equipment lease is for telephone switches and related telephone and data network equipment. The outstanding principal balance of equipment financed under this lease was $1,754,350 as of July 31, 1996.

2. Anixer, Inc. Master Lease Agreement No. 0701 dated June 12, 1995. This equipment lease is for telephone and data network cabling and related equipment installed in leashold property. The outstanding balance of equipment financed under this lease was $551,651 as of July 31, 1996.

3. Colorado National Leasing, Inc. Equipment Lease No. 272900, dated November 30, 1994. This equipment lease is for office furniture and computer equipment and related software.

     The outstanding principle balance of equipment financed under this lease was $2,787,191 as of July 31, 1996.

4. Norwest Equipment Finance, Inc. Master Lease, dated February 23, 1993. This equipment lease is for computer equipment and related software. The outstanding principal balance of equipment financed under this lease was $98,431 as of July 31, 1996.

5. IBM Credit Corporation Installment Payment Master Agreement No. HQ12291, dated March 2, 1992. This equipment lease is for computer equipment and related software. The outstanding principal balance of equipment financed under this lease was $882,305 as of July 31, 1996.

6. Bankers Leasing Associates Master Lease Agreement dated November 17, 1995. This equipment lease is for telephone and data network cabling and related equipment installed in leasehold property. The outstanding principal balance of equipment financed under this lease was $39,078 as of July 31, 1996.

7. Colorado Business Leasing Inc. Equipment Lease Agreement No. 000006-100 dated July 11, 1996. This equipment lease is for furniture and other equipment. The outstanding principal balance financed under this lease is $44,000 as of August 31, 1996. Borrower may borrow up to $250,000 under this facility.

C.   Operating Leases

1.   Seven (7) Order Agreements with Xerox Corporation for an aggregate of seven
     (7) copier machines. The current aggregate monthly payment under these Order Agreements is $6,599.

2. Two (2) Equipment Leases with Canon Financial Services for an aggregate of three (3) Canon copier machines. The current aggregate monthly payments under these Equipment Leases is $1,751.

3. Alco Capital Equipment Lease for one (1) Canon Copier. The current monthly payment under this Equipment Lease is $516.

4. Sun Microsystems Finance Master Lease Agreement for various computer equipment including a SPARC classic workstation and a storage array and adaptor. The currently aggregate monthly payment under this Lease Agreement is $16,801.

5. Two (2) General Electric Capital Corporation Equipment Lease Agreements for an aggregate of 5 facsimile machines. The current aggregate monthly payment under this Equipment Lease is $762.

6. Ford Motor Credit Corporation Net (Closed End) Lease dated February 22, 1996 for a 1994 Ford E250 Van. The current monthly payment under this Lease is $433.

7. Technology Credit Corporation Master Lease Agreement, dated March 11, 1995 for various computer equipment and related software. The current aggregate monthly payment under this Lease Agreement is $37,718.

8. Hewlett-Packard Company Financing Agreement No. 4124-29759, dated July 1, 1994, Schedules 1-14 and 16-18 (as of December 31, 1995) for various computer equipment and related software. The current aggregate monthly payment under this Financing Agreement is $40,758.


D.   Real Estate Leases

1. Premises Lease for 6285 Lookout Road, Suite 2000, Boulder, CO: Lease Agreement dated April 1, 1993 (the "Original Lease") between Neodata Services, Inc. ("Neodata"), as tenant, and Travelers Insurance Company ("Travelers") as Landlord. The Original Lease was supplemented by a Work Letter Agreement dated April 6, 1993 between Neodata and Travelers, and amended on November 29, 1993, by a First Amendment to Lease and Settlement Agreement entered into between Neodata and Travelers and an Agreement Re:
     Commencement and Expiration Dates entered into between Neodata and Travelers (the "Neodata Amendments"). On December 7, 1994, KC Gunbarrel Place II LLC, a Colorado limited liability company, succeeded Travelers as Landlord under the Lease. Pursuant to the terms of an Assignment of Lease and Consent of Landlord dated April 7, 1995, Neodata assigned its interest in the Original Lease to ESI, and Landlord consented to the assignment. Thereafter, ESI and Landlord entered into a Second Amendment to Lease dated as of April 7, 1995. On April 8, 1996, ESI entered into a Sublease Agreement with SCC, Inc., pursuant to which ESI subleased to SCC approximately 50% of the leased premises at 6285 Lookout Road.

2.   Premises Lease for 9777 Pyramid Court, Englewood, CO ("Meridian Property"):
     Office Building Lease Agreement dated March 30, 1995 between the Company as tenant and Meridian Associates West, a Colorado general partnership as Landlord. On March 29, 1996, ESI entered into a Sublease Agreement with IntelCom Group (U.S.A.), Inc., pursuant to which ESI subleased to SCC approximately 38% of the leased premises at 9777 Pyramid Court.

3.   Premises Lease for 8000 E. Maplewood Ave., Englewood, CO ("OP6 Property"):
     Office Building Lease dated September 11, 1992, between the Company as tenant and CBIF VI, NO. 1, Co., a Colorado limited partnership, as landlord, as amended by a First Amendment to Office Lease dated March 4, 1993, a Second Amendment to Office Lease dated November 15, 1993, and a Waiver of Right of First Refusal dated May 5, 1993. On or about January 24, 1994, LAFP Denver, Inc. succeeded CBIF as landlord under the lease.

4.   Premises Lease for 6892 S. Yosemite, Englewood, CO ("Southgate Property"):
     One Southgate Office Building Lease dated February 16, 1995 between the Company as tenant and One Southgate Corp., as landlord, as amended and supplemented by Estoppel and Commencement Date Certificate dated March 23, 1995.

E.   Benefit Plans

1. Group Medical Expense Insurance (Policies 2173257-03 and 2173257-04) and Group Dental Insurance (Policy 2173257-01) included in Group Insurance Account No. 2173257 with Connecticut General Life Insurance Company dba CIGNA HealthCare, with an effective date of January 1, 1996, pursuant to which the Company is obligated to pay a monthly administrative charge in the approximate amount of $20,000 (based upon the number of employees enrolled) plus a payment on our maximum claim liability of approximately $62,000 per month (also based upon the number of employees enrolled).

2. The Company's outstanding obligation to fund the Company's 1995 contributions in the aggregate amount of $703,983, and to fund the Company's current and future contributions in accordance with terms of the Evolving Systems, Inc. Pension Plan and Trust Agreement effective May 1, 1996. This payment was made on September 15, 1996.

3. The Company's outstanding obligation to fund the Company's 1995 contributions in the aggregate amount of $586,257, and to fund future contributions in accordance with the terms of the Evolving Systems, Inc. 401(k) Plan and Trust Agreement effective May 1, 1996. (The Company is not contractually obligated to fund future contributions.) This payment was made on September 15, 1996.

F.   Construction Contracts

1. Contract between Evolving Systems, Inc. and MacGregor/Wathen Construction Co., dated April 4, 1996, as amended, in the aggregate principal amount of $936,631.31 for 2nd Floor, Wings A & C tenant finish at the Meridian Property. Outstanding balance is $55,772.03 as of September 13, 1996.

2. Contract between Evolving Systems, Inc. and MacGregor/Wathen Construction Co., dated April 11, 1996, as amended, in the principal amount of $554,504.73 for 1st Floor, Wing A tenant finish at the Meridian Property. Outstanding balance is $135,519.73 as of September 13, 1996.

                             EXISTING INVESTMENTS

Disclosed pursuant to subpart (a) of the definition of "Permitted Investments" contained in Section 1.1 of the Loan Agreement.

                                     None.

                                EXISTING LIENS

Disclosed pursuant to subpart (a) of the definition of "Permitted Liens" contained in Section 1.1 of the Loan Agreement.

A.   Credit and Loan Agreements

     The Company is a party to the following loan agreements, pursuant to which the Company has granted the lender(s) security interests in some or all of the assets of the Company:

1. Merrill Lynch Business Financial Services Inc. Term WCMA Loan and Security Agreement No. 9404340302, dated as of March 28, 1995. This loan is secured by a lien on the accounts receivable of the Company as well as a lien on all of the assets of the Company, which lien is subordinate to any purchase money security interests as well as security interests in any equipment and/or fixtures that are subject to a lease agreement.

2. Merrill Lynch Business Financial Services, Inc. WCMA Note, Loan and Security Agreement No. 431-07K36, dated October 26, 1992. This loan is secured by a lien on the accounts receivable of the Company as well as a lien on all of the assets of the Company, which lien is subordinate to any purchase money security interests as well as security interests in any equipment and/or fixtures that are subject to a lease agreement.

3. Norwest Bank Colorado, National Association Loan Agreement, dated May 20, 1994. This loan is secured by a lien on all assets purchased with the proceeds of the loan.

                   SCHEDULE 4.1 (GRANT OF SECURITY INTEREST)

The representation in Section 4.1 regarding the creation of a valid first priority lien in the Collateral is conditioned on the assumption that, concurrent with the Closing, Bank takes all of the actions legally necessary (including, without limitation, all filings) to perfect its security interest in Collateral.

The security interest referred to in Section 4.1 of the Loan Agreement is subordinate to the following:

1.   All Existing Liens listed above.

2. All liens of the nature described in subparts (b), (c), and (d) of the definition of "Permitted Liens" set forth in Section 1.1 of the Loan Agreement.

3. The rights of IntelCom Group (U.S.A.), Inc. in and to the furniture and equipment leased to ICG pursuant to that certain Personal Property Lease Agreement dated as of March 29, 1996 between Evolving Systems, Inc. and ICG. The furniture and equipment was leased to ICG in connection with its sublease of space in the 9777 Pyramid Court building leased by Evolving Systems, and such furniture and equipment may only be used in that subleased space.

                       SCHEDULE 5.3 (PRIOR ENCUMBRANCES)

1. Borrower possesses certain real and personal property pursuant to the terms of real estate, operating and capital leases. Borrower's representation and warranty under Section 5.3 with respect to this property is limited to Borrower's leasehold interest in the property, and is subject to the subleases described in the Existing Indebtedness section of this Schedule.

2. Borrower obtained registered trademarks on the letters "ESI" and its original logo. These trademarks do not guaranty Borrower's exclusive rights to the marks. It is possible that another party has common law rights to the marks that precede the rights of Borrow. Borrower's executive officers are not presently aware of any party claiming a prior interest in the marks.

                              SCHEDULE 5.6 (NAME)

                                     None.

                           SCHEDULE 5.7 (LITIGATION)

Cable Placement Services, Inc. ("CPSI"), a former customer, filed a complaint in the District Court for the City and County of Denver in December of 1995. The suit alleged breach of contract, breach of warranty, negligence, fraud and negligent misrepresentation in connection with a $206,000 outbound dialer software system delivered by the Company. CPSI seeks an unspecified amount of direct and consequential damages in the suit.

The Company's errors and omissions insurance carrier accepted defense of the claims, subject to a reservation of rights as to the negligence, fraud and negligent misrepresentation claims. The insurance carrier retained counsel to represent the Company. The errors and omissions policy and an umbrella policy provide up to $5 million in coverage for applicable claims. The Company filed an answer denying all claims.

In April of this year, the District Court dismissed CPSI's fraud and negligent misrepresentation claims with prejudice. It dismissed the negligence claim without prejudice. The Company has fled a motion to eliminate CPSI's request for consequential damages and limiting the dollar amount of CPSI's claim to the contractual amount of $206,000.00. The court has delayed ruling on this motion until the completion of discovery.

The court set a trial for March of 1997. However, CPSI amended its complaint in September of 1996 to add Aspect Telecommunications, Inc. as a defendant to the action. This amendment will likely delay the trial date.

                       SCHEDULE 7.2 (CHANGE IN BUSINESS)

ESI is planning to discontinue its in house wiring services group. The wiring services group was responsible for installing voice and data wire in ESI facilities. Because ESI has no immediate plans to expand its facilities, the wiring group was no longer needed.

It appears that approximately a half dozen employees in the group are going to be hired by a new organization being formed by Harry Fair, a director and shareholder of ESI. Mr. Fair also plans to hire three or four other ESI administrative employees for the business. ESI will sell tools and supplies to Mr. Fair related to the wiring services to Mr. Fair's organization. The tools have a current value of approximately $50,000.

ESI will also enter into a services agreement with Mr. Fair's entity for the provision of wiring services to ESI on an as-needed basis.

                    SCHEDULE 7.3 (MERGERS OR ACQUISITIONS)

                                     None.

                    SCHEDULE 12.1 (SUCCESSORS AND ASSIGNS)

                                     None.

                                AMENDMENT NO. 1
                                       TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Amendment No. 1 to Loan and Security Agreement (the "Amendment") is entered into as of April 28, 1997, by and between Silicon Valley Bank ("Bank") and Evolving Systems, Inc. ("Borrower").

                                    RECITALS
                                    --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 18, 1996, (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

     1. Section 2.1.3(a) of the Agreement is amended in its entirety to read as follows:

"At any time from the date hereof through September 18, 1997 (the "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000). The Equipment Advances shall be in addition to funds available under the Committed Line. The initial Equipment Advance shall be One Million Dollars ($1,000,000) and shall be used to repay in full certain indebtedness owing to Merrill Lynch and to refinance existing Equipment. Such initial Equipment Advance shall be repaid in thirty-six equal monthly installments of principal, plus accrued interest, beginning October 17, 1996. The entire principal balance of such initial Equipment Advance shall be due and payable on the third anniversary of the Closing Date. Borrower may request additional Equipment Advances, provided that on the date of each Equipment Advance, Borrower shall provide invoices and other documents as requested by Bank, in form and content satisfactory to Bank, demonstrating that the requested Equipment Advances (A) shall be used to finance or refinance, as the case may be, Equipment, approved from time to time by Bank, and (B) shall not exceed one hundred percent (100%) of the cost of such Equipment, excluding any and all installation, freight or warranty expenses or sales taxes, and (C) that no more than $250,000 of the aggregate Equipment Advances may finance soft costs, such as costs for the licensing of software or leasehold improvements."

2.       Conditions Precedent to Effectiveness. The effectiveness of this
         ---------------------------------------
Amendment is subject to the further conditions precedent that:

     (a) Borrower shall have paid to Bank an amendment fee in an amount of Five Thousand Dollars ($5,000), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment.

     (b) Bank shall have received, in form and substance satisfactory to Bank:

          (i) proof, in form and substance satisfactory to Bank, that as of March 31, 1997, Borrower is in compliance with Sections 6.8, 6.9, 6.10, 6.11, and 6.12 of the Agreement;

          (ii) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution, delivery and performance of this Amendment, and confirming that copies of the Articles of Incorporation and ByLaws previously delivered to Bank have not been amended and remain in full force and effect; and

          (iii)  a copy of this Amendment duly executed by Borrower.

3. Borrower agrees, as of this date, that it has no defenses against the obligations to pay any amounts under the Indebtedness.

4.   The address for notices to Borrower is as follows:

          6892 South Yosemite Street
          Englewood, CO 80112

5. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred and is continuing. The parties confirm that the Agreement remains in full force and effect, notwithstanding that no Advances are outstanding as of the date of this Amendment.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.



                              EVOLVING SYSTEMS, INC.

                              By: ________________________________

                              Title: _____________________________

                              SILICON VALLEY

                              By: ________________________________

                              Title: _____________________________

                                AMENDMENT NO. 2
                                      TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Amendment No. 2 to Loan and Security Agreement (the "Amendment") is entered into as of September 17, 1997, by and between Silicon Valley Bank ("Bank") and Evolving Systems, inc. ("Borrower").

                                    RECITALS
                                    --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 18, 1996, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of April 28, 1997 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.   Amendments.
     ----------

     (a) The definition of Revolving Maturity Date is amended in its entirety to read as follows:

               "Revolving Maturity Date means September 16, 1998."

     (b) Section 2.1.3(a) of the Agreement is amended in its entirety to read as follows:

"At any time from the date hereof through September 17, 1998 (the "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000). The Equipment Advances shall be in addition to funds available under the Committed Line. The Equipment Advance shall be repaid in thirty-six equal monthly installments of principal, plus accrued interest, beginning October 17, 1998. The entire principal balance of such initial Equipment Advance shall be due and payable on September 17, 2000. As a condition to each Equipment Advance, Borrower shall provide invoices and other documents as requested by Bank, in form and content satisfactory to Bank, demonstrating that the requested Equipment Advances (A) shall be used to finance or refinance, as the case may be, Equipment, approved from time to time by Bank, and (B) shall not exceed one hundred percent (100%) of the cost of such Equipment, excluding any and all installation, freight or warranty expenses or sales taxes, and (C) that no more than twenty-five percent (25%) of the aggregate Equipment Advances may finance soft costs, such as costs for the licensing of software or leasehold improvements."

     (c)  Section 2.3(a) of the Agreement is amended in its entirety as follows:

          "(a) Interest Rate.  Except as set forth in Section 2.3(b), any
               --------------
               Advances shall bear interest, on the average Daily Balance, at a rate equal to one-quarter of one percent (0.25%) above the Primate Rate. Except as set forth in Section 2.3(b), any Equipment Advances shall bear interest, on the average Daily Balance, at a rate equal to three-quarters of one percent (0.75) above the Prime Rate."

     (d)  Section 6.3(b) of the Agreement is amended in part to read as follows:

          "(b) as soon as available, but in any event within one hundred twenty
          (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;"

     (e) Section 6.3 is further amended by replacing "six (6)" in the last sentence with "twelve (12)".

     (f)  Section 6.8 of the Agreement is amended in its entirety as follows:

          "6.8  Ouick Ratio. Borrower shall maintain, as of the last day of
                -----------
          each calendar month, a ratio of Quick Assets (excluding unbilled accounts receivable) to Current Liabilities of at least 1.05 to 1.00."

     (g)  Section 6.12 of the Agreement is amended in its entirety as follows:

          "6.12 Debt Service Coverage.  Borrower shall maintain, as of the last
                ----------------------
          day of each fiscal quarter, a Debt Service Coverage of at least 1.50 to 1.00. "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii) depreciation,
                                              ----
          amortization of intangible assets and other non-cash charges to income and forgiveness of interest on any Subordinated Debt annualized for the preceding two quarters to (b) an amount equal to the sum of all mandatory repayments of principal on account of total long-term debt for the next twelve (12) months."

     (h) The Compliance Certificate, attached to the Agreement as Exhibit D, is hereby replaced in its entirety with Exhibit D attached hereto.

2.   Conditions Precedent to Effectiveness.  The effectiveness of this Amendment
     ---------------------------------------
is subject to the further conditions precedent that:

     (a) Borrower shall have paid to Bank a loan fee payment in an amount of Twenty-Five Thousand Dollars ($25,000), payable upon the date hereof.

     (b)  Bank shall have received, in form and substance satisfactory to Bank:

          (i) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution, delivery and performance of this Amendment, and confirming that copies of the Articles of Incorporation and ByLaws previously delivered to Bank have not been amended and remain in full force and effect; and

          (ii)   a copy of this Amendment duly executed by Borrower.

3. Borrower agrees, as of this date, that it has no defenses against the obligations to pay any amounts under the Indebtedness.

     4. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     5. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred and is continuing. The parties confirm that the Agreement remains in full force and effect, notwithstanding that no Advances are outstanding as of the date of this Amendment.

     6. This Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                   EVOLVING SYSTEMS, INC.

                                   By:__________________________________________

                                   Title:_______________________________________



                                   SILICON VALLEY BANK

                                   By:__________________________________________

                                   Title:_______________________________________

                                AMENDMENT NO. 3
                                      TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Amendment No. 3 to Loan and Security Agreement (the "Amendment") is entered into as of December 16, 1997, by and between Silicon Valley Bank ("Bank") and Evolving Systems, Inc. ("Borrower").

                                   RECITALS
                                   --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 18, 1996, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of April 28, 1997, and as amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of September 17, 1997 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1.   Bank waives Borrower's obligations to comply with sections 6.11 and
6.12 of the Agreement as of March 31, 1997 as well as section 6.12 of the Agreement as of June 30, 1997. Such waiver does not constitute a waiver of (i) of compliance with those sections as of any other date, (ii) of any other failure by Borrower to comply with the Agreement or any other Events of Default, now existing or hereafter arising, or (iii) Bank's right to require compliance at all times with the terms and conditions of the Agreement. Bank reserves all rights under the Agreement and under applicable law.

     2.   Amendments.
          -----------

          (a) The definition of Committed Line is amended in its entirety to read as follows:

          "Committed Line" means Ten Million Dollars ($10,000,000).

          (b) Subsection (i) of the definition of "Eligible Accounts" is amended in its entirety to read as follows:

               "(i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank, provided that the concentration limit shall be forty percent (40%) for each of AT&T, Lucent, Lockheed Martin, GTE, Sprint, Bell-South, Pacific Bell and Southwesten Bell."

          (c)  Section 7.9 is hereby amended in its entirety to read as follows:

               7.9 Subordinated Debt. Make any payment in respect of any
                   -------------------
          Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent. If Bank receives evidence that Borrower has received net equity proceeds in a minimum amount of Twenty Million Dollars ($20,000,000) then Borrower may thereafter make payments in respect of any Subordinated Debt."

     3.   Conditions Precedent to Effectiveness.  The effectiveness of this
          --------------------------------------
Amendment is subject
to the further conditions precedent that:

          (a) Borrower shall have paid to Bank a loan fee payment in an amount of Ten Thousand Dollars ($10,000) and an amount equal to the Bank Expenses incurred in the preparation of this Amendment, payable upon the date hereof.

          (b)  Bank shall have received, in form and substance satisfactory to
               Bank:

               (i) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution, delivery and performance of this Amendment, and confirming that copies of the Articles of Incorporation and ByLaws previously delivered to Bank have not been amended and remain in full force and effect; and

               (ii) a copy of this Amendment duly executed by Borrower.

          (c) Bank, in its sole discretion, shall have approved the form and substance of this Amendment.

     4. Borrower agrees, as of this date, that it has no defenses against the obligations to pay any amounts under the Indebtedness.

     5. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred and is continuing. The parties confirm that the Agreement remains in full force and effect, notwithstanding that no Advances are outstanding as of the date of this Amendment.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                 EVOLVING SYSTEMS, INC.

                                 By:_________________________________

                                 Title:______________________________


                                 SILICON VALLEY BANK

                                 By:_________________________________

                                 Title:______________________________

                                       2